EXHIBIT 10.19.4

Execution Counterpart

THE DOE RUN RESOURCES CORPORATION

GUARANTEE AND SECURITY AGREEMENT

Dated as of October 29, 2002

REGIMENT CAPITAL ADVISORS, L.L.C., Agent

TABLE OF CONTENTS

1. Reference to Credit Agreement; Definitions; Certain Rules of Construction
2. Guarantee.
2.1. Guarantee of Credit Obligations
2.2. Continuing Obligation
2.3. Waivers with Respect to Credit Obligations
2.4. Lenders Power to Waive, etc
2.5. Information Regarding the Company, etc
2.6. Certain Guarantor Representations
2.7. Subrogation
2.8. Subordination.
2.8.1. Indebtedness of Obligors to Guarantors
2.8.2. Guarantee of Doe Run Peru
2.9. Contribution Among Guarantors
3. Security.
3.1. Credit Security
3.1.1. Tangible Personal Property
3.1.2. Rights to Payment of Money
3.1.3. Intangibles
3.1.4. Pledged Stock
3.1.5. Pledged Rights
3.1.6. Pledged Indebtedness
3.1.7. Chattel Paper, Instruments, etc
3.1.8. Leases
3.1.9. Deposit Accounts
3.1.10. Credit Support
3.1.11. Books and Records
3.1.12. Insurance
3.1.13. Real Property
3.1.14. Motor Vehicles and Aircraft
3.1.15. All Other Property
3.1.16. Proceeds and Products
3.1.17. Excluded Property
3.2. Certain Covenants with Respect to Credit Security
3.2.1. Pledged Stock.
3.2.2. Accounts and Pledged Indebtedness
3.2.3. No Liens or Restrictions on Transfer or Change of Control
3.2.4. Jurisdiction of Organization
3.2.5. Location of Credit Security
3.2.6. Trade Names
3.2.7. Insurance

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3.2.8. Intellectual Property
3.2.9. Deposit Accounts
3.2.10. Commercial Tort Claims
3.2.11. Modifications to Credit Security
3.2.12. Delivery of Documents
3.2.13. Perfection of Credit Security.
3.3. Administration of Credit Security
3.3.1. Use of Credit Security
3.3.2. Accounts
3.3.3. Distributions on Pledged Securities.
3.3.4. Voting Pledged Securities.
3.4. Right to Realize upon Credit Security
3.4.1. Assembly of Credit Security; Receiver
3.4.2. General Authority
3.4.3. Marshaling, etc
3.4.4. Sales of Credit Security
3.4.5. Sale without Registration
3.4.6. Application of Proceeds
3.5. Custody of Credit Security
4. Future Subsidiaries; Further Assurances
5. Representations and Warranties
5.1. Organization and Business
5.2. Authorization and Enforceability
5.3. No Legal Obstacle to Agreements
5.4. Litigation
6. Successors and Assigns
7. Notices
8. Course of Dealing; No Implied Waivers; Waivers and Amendments
9. General Provisions.
9.1. Defeasance
9.2. No Strict Construction
9.3. Certain Acknowledgments
9.4. Venue; Service of Process. Each of the Guarantors, the Pledgors and the Agent:
9.5. WAIVER OF JURY TRIAL
9.6. Interpretation; Governing Law; etc

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THE DOE RUN RESOURCES CORPORATION

GUARANTEE AND SECURITY AGREEMENT

This Agreement, dated as of October 29, 2002, is among DR Acquisition Corp., a Missouri corporation (“DRAC”), The Doe Run Resources Corporation, a New York corporation (the “Company”), the Subsidiaries (as defined below) of the Company from time to time party hereto and Regiment Capital Advisors, L.L.C., a Delaware limited liability company, as agent (the “Agent”) for the Lenders (as defined below) under the Credit Agreement (as defined below).  The parties agree as follows:

1.  Reference to Credit Agreement; Definitions; Certain Rules of Construction.  Reference is made to the Credit Agreement dated as of October 29, 2002, as amended and in effect from time to time (the “Credit Agreement”), among the Company, the Lenders from time to time party thereto and the Agent.  Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.  Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1.  Except as the context otherwise explicitly requires, (a) the capitalized term “Section” refers to sections of this Agreement, (b) references to a particular Section shall include all subsections thereof, (c) the word “including” shall be construed as “including without limitation”, (d) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents and (g) references to “the date hereof” mean the date first set forth above.

“Accounts” is defined in Section 3.1.2.

“Agent” is defined in the preamble to this Agreement.

“Agreement” means this Guarantee and Security Agreement as from time to time amended, modified and in effect.

“Company” is defined in the preamble to this Agreement.

“Credit Agreement” is defined in Section 1.

“Credit Security” is defined in Section 3.1.

“DRAC” is defined in the preamble to this Agreement.

“Doe Run Cayman” means Doe Run Cayman Ltd., a Cayman Islands company.

“Guarantor” means each of DRAC and the Subsidiaries of the Company from time to time party hereto.

“Intellectual Property” is defined in Section 3.2.8.

“Intercreditor Agreements” means each of the Congress/CIT Intercreditor Agreement and the Bondholder Intercreditor Agreement.

“Pledged Indebtedness” is defined in Section 3.1.6.

“Pledged Rights” is defined in Section 3.1.5.

“Pledged Securities” means the Pledged Stock, the Pledged Rights and the Pledged Indebtedness, collectively.

“Pledged Stock” is defined in Section 3.1.4.

“Pledgor” means each of DRAC, the Company and the Subsidiaries of the Company from time to time party hereto other than Doe Run Peru and its Subsidiaries.

“UCC” means the Uniform Commercial Code as in effect in Massachusetts on the date hereof; provided, however, that with respect to the perfection of the Agent’s Lien on the Credit Security and the effect of nonperfection thereof, the term “UCC” means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-301 of the Uniform Commercial Code as in effect in Massachusetts.

2.  Guarantee.

2.1.  Guarantee of Credit Obligations.  Each Guarantor unconditionally guarantees that the Credit Obligations will be performed and paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent; provided, however, that the maximum liability of each Guarantor pursuant to its guarantee hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable laws relating to the insolvency of debtors.  In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, each Guarantor will, immediately upon notice by the Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Agent for the account of each Lender in accordance with the Lenders respective Percentage Interests therein the amount of such Credit Obligations which are then due and payable and unpaid.  The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against the Company, any other Obligor, any other guarantor thereof or any other Person.  For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of the Credit Agreement or any other

Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

2.2.  Continuing Obligation.  Each Guarantor acknowledges that the Lenders have entered into the Credit Agreement (and, to the extent that the Lenders or the Agent may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 2 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part.  The obligations of the Guarantors hereunder shall terminate when the commitment of the Lenders to extend credit under the Credit Agreement shall have terminated and all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that:

(a)  if a claim is made upon the Lenders at any time for repayment or recovery of any amounts or any property received by the Lenders from any source on account of any of the Credit Obligations and the Lenders are required to repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Lenders); or

(b)  if the Lenders become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim;

then the Guarantors shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Lenders become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts or property had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations.  Not later than five Business Days after receipt of notice from the Agent, the Guarantors shall pay to the Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable.  Payments hereunder by a Guarantor may be required by the Agent on any number of occasions.

2.3.  Waivers with Respect to Credit Obligations.  Except to the extent expressly required by the Credit Agreement or any other Credit Document, each Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

(a)  presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

(b)  notice of acceptance of this guarantee and notice that credit has been extended in reliance on such Guarantor’s guarantee of the Credit Obligations;

(c)  notice of any Default or of any inability to enforce performance of the obligations of the Company or any other Person with respect to any Credit Document or notice of any acceleration of maturity of any Credit Obligations;

(d)  demand for performance or observance of, and any enforcement of any provision of the Credit Agreement, the Credit Obligations or any other Credit Document or any pursuit or exhaustion of rights or remedies with respect to any Credit Security or against the Company or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Lenders or the Agent in connection with any of the foregoing;

(e)  any act or omission on the part of the Lenders or the Agent which may impair or prejudice the rights of such Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;

(f)  failure or delay to perfect or continue the perfection of any security interest in any Credit Security or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, any Credit Security;

(g)  any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

(h)  any “single action” or “antideficiency” law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against such Guarantor before or after the commencement or completion by the Lenders or the Agent of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Lenders or the Agent;

(i)  all demands and notices of every kind with respect to the foregoing; and

(j)  to the extent not referred to above, all defenses (other than payment) which the Company may now or hereafter have to the payment of the Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 2.3.

No delay or omission on the part of the Lenders or the Agent in exercising any right under any Credit Document or under any other guarantee of the Credit Obligations or with respect to the Credit Security shall operate as a waiver or relinquishment of such right.  No action which the Company, any other Obligor, the Lenders or the Agent may take or refrain from taking with respect to the Credit Obligations shall affect the provisions of this Agreement or the obligations of each Guarantor hereunder.  None of the rights of the Lenders or the Agent shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Obligor, or by any noncompliance by the Company or any other Obligor with any Credit Document, regardless of any knowledge thereof which the Lenders or the Agent may have or otherwise be charged with.

2.4.  Lenders Power to Waive, etc.  Each Guarantor grants to the Lenders and the Agent full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of such Guarantor under its guarantee hereunder:

(a)  to waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any provision of, or to give any waiver in respect of, the Credit Agreement, any other Credit Document, the Credit Security, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

(b)  to grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against such Guarantor under this Agreement are reserved in connection therewith;

(c)  to take security in any form for the Credit Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in the Credit Security whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Credit Obligations and to proceed against any of the Credit Security or such guarantees in any order;

(d)  to collect or liquidate or realize upon any of the Credit Obligations or the Credit Security in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations or the Credit Security; and

(e)  to extend credit under the Credit Agreement, any other Credit Document or otherwise in such amount as the Lenders may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise, on an individual or Consolidated basis) may have deteriorated since the date hereof.

2.5.  Information Regarding the Company, etc.  Each Guarantor expressly acknowledges that it has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks.  Each Guarantor waives any obligation which may now or hereafter exist on the part of the Lenders or the Agent to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks, and each Guarantor undertakes to keep itself informed of such risks and any changes therein.  Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Lenders or the Agent to disclose to such Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Company and its Affiliates or their properties or management, whether now or hereafter known by the Lenders or the Agent.  Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company all information concerning the Credit Agreement and all other Credit Documents and all other information as to the Company and its Affiliates or their properties or management as such Guarantor deems necessary or desirable.

2.6.  Certain Guarantor Representations.  Each Guarantor represents that:

(a)  it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Lenders to enter into the Credit Agreement and to extend credit to the Company by making the guarantee contemplated by this Section 2;

(b)  the credit available under the Credit Agreement will directly or indirectly inure to its benefit;

(c)  by virtue of the foregoing it is receiving at least reasonably equivalent value from the Lenders for its guarantee;

(d)  it will not be rendered insolvent as a result of entering into this Agreement;

(e)  after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as such debts become absolute and matured;

(f)  it has, and will have, access to adequate capital for the conduct of its business;

(g)  it has the ability to pay its debts from time to time incurred; and

(h)  it has been advised by the Agent that the Lenders are unwilling to enter into the Credit Agreement unless the guarantee contemplated by this Section 2 is given by it.

2.7.  Subrogation.  Each Guarantor agrees that, until the Credit Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the Company or any other Obligor arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement.  After the payment in full of the Credit Obligations, each Guarantor shall be entitled to exercise against the Company and the other Obligors all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

2.8.  Subordination.

2.8.1.  Indebtedness of Obligors to Guarantors.  Each Guarantor covenants and agrees that all Indebtedness, claims and liabilities now or hereafter owing by the Company or any other Obligor to such Guarantor, whether arising hereunder or otherwise, are subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.  If, notwithstanding the foregoing, any payment with respect to any such Indebtedness, claim or liability is received by any Guarantor in contravention of this Agreement, such payment shall be held in trust for the benefit of the Agent and promptly turned over to it in the original form received by such Guarantor.

2.8.2.  Guarantee of Doe Run Peru.  The Agent, on behalf of the Lenders, agrees that the Indebtedness of Doe Run Peru and its Subsidiaries evidenced by their respective guarantees hereunder are hereby contractually subordinated to the prior payment in full of all obligations under the BCP Credit Agreement, including principal, interest, fees (however denominated) and any other amounts owed under the BCP Credit Agreement, and specifically including all of the foregoing whether arising or accruing before or after the commencement of any insolvency proceedings.  No further documentation or agreement is necessary to effectuate the subordination contemplated by this Section 2.8.2; provided, however, that upon the request of BCP (or any successor agent under the BCP Credit Agreement), the Agent is hereby authorized by the Lenders to take any and all actions and to execute any necessary documentation, whether on the Closing Date or any time thereafter, to confirm or effectuate the subordination contemplated by this Section 2.8.2.  Except as described in the foregoing provisions of this Section 2.8.2, each of the Guarantors agrees that the Indebtedness of Doe Run Peru and its Subsidiaries evidenced by their respective guarantees hereunder will rank senior in right of payment to all future unsecured Indebtedness of Doe Run Peru and its Subsidiaries, subject to statutorily preferred exceptions and statutorily mandated priorities based on the date of issuance with respect to payment of obligations under applicable Peruvian law.

2.9.  Contribution Among Guarantors.  The Guarantors agree that, as among themselves in their capacity as guarantors of the Credit Obligations, the ultimate responsibility for repayment of the Credit Obligations, in the event that the Company fails to pay when due its Credit Obligations, shall be equitably apportioned, to the extent consistent with the Credit Documents, among the respective Guarantors (a) in the proportion that each, in its capacity as a guarantor, has benefited from the extensions of credit to the Company by the Lenders under the Credit Agreement, or (b) if such equitable apportionment cannot reasonably be determined or agreed upon among the affected Guarantors, in proportion to their respective net worths determined on or about the date hereof (or such later date as such Guarantor becomes party hereto).  In the event that any Guarantor, in its capacity as a guarantor, pays an amount with respect to the Credit Obligations in excess of its proportionate share as set forth in this Section 2.10, each other Guarantor shall, to the extent consistent with the Credit Documents, make a contribution payment to such Guarantor in an amount such that the aggregate amount paid by each Guarantor reflects its proportionate share of the Credit Obligations.  In the event of any default by any Guarantor under this Section 2.9, each other Guarantor will bear, to the extent consistent with the Credit Documents, its proportionate share of the defaulting Guarantor’s obligation under this Section 2.9.  This Section 2.9 is intended to set forth only the rights and obligations of the Guarantors among themselves and shall not in any way affect the obligations of any Guarantor to the Lenders under the Credit Documents (which obligations shall at all times constitute the joint and several obligations of all the Guarantors).

3.  Security.

3.1.  Credit Security.  As security for the payment and performance of the Credit Obligations, each Pledgor mortgages, pledges and collaterally grants and assigns to the Agent for the benefit of the Lenders and the holders from time to time of any Credit Obligation, and creates a security interest in favor of the Agent for the benefit of the Lenders and such holders in, all of such Pledgor’s right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 3.1.1 through 3.1.16 (subject, however, to Section 3.1.17), whether now owned or hereafter acquired, all of which shall be included in the term “Credit Security”:

3.1.1.  Tangible Personal Property.  All goods, machinery, equipment, inventory and all other tangible personal property of any nature whatsoever, wherever located, including raw materials, work in process, finished parts and products, supplies, spare parts, replacement parts, merchandise for resale, computers, tapes, disks and computer equipment.

3.1.2.  Rights to Payment of Money.  All rights to receive the payment of money, including accounts and receivables, health care insurance receivables, rights to receive the payment of money under contracts, franchises, licenses, permits, subscriptions or other agreements (whether or not earned by performance), and rights to receive payments from any other source.  All such rights, other than Financing Debt, are referred to as “Accounts”.

3.1.3.  Intangibles.  All of the following (to the extent not included in Section 3.1.2):  (a) contracts, franchises, licenses, permits, subscriptions and other agreements and all rights thereunder; (b) rights granted by others which permit such Pledgor to sell or market items of personal property; (c) United States and foreign common law and statutory copyrights and rights in literary property and rights and licenses thereunder; (d) trade names, United States and foreign trademarks, service marks, internet domain names, registrations of any of the foregoing and related good will; (e) United States and foreign patents and patent applications; (f) computer software, designs, models, know-how, trade secrets, rights in proprietary information, formulas, customer lists, backlog, orders, subscriptions, royalties, catalogues, sales material, documents, good will, inventions and processes; (g) judgments, causes in action, commercial tort claims set forth on exhibit 7.3 to the Credit Agreement or any supplements thereto provided pursuant to section 6.4.1 or 6.4.2 of the Credit Agreement or otherwise and other claims, whether or not inchoate; and (h) all other general intangibles, payment intangibles and intangible property and all rights thereunder, including such items set forth from time to time on exhibit 7.3 to the Credit Agreement or any supplements thereto provided pursuant to section 6.4.1 or 6.4.2 of the Credit Agreement or otherwise.

3.1.4.  Pledged Stock.  (a) All shares of capital stock or other evidence of beneficial interest in any corporation, business trust or limited liability company, (b) all limited partnership interests in any limited partnership, (c) all general partnership interests in any general or limited partnership, (d) all joint venture interests in any joint venture and (e) all options, warrants and similar rights to acquire such capital stock or such interests.  All such capital stock, interests, options, warrants and other rights are collectively referred to as the “Pledged Stock”.

3.1.5.  Pledged Rights.  All rights to receive profits or surplus of, or other Distributions (including income, return of capital and liquidating distributions) from, any partnership, joint venture or limited liability company, including any distributions by any such Person to partners, joint venturers or members.  All such rights are collectively referred to as the “Pledged Rights”.

3.1.6.  Pledged Indebtedness.  All Financing Debt from time to time owing to such Pledgor from any Person.  All such Financing Debt is referred to as the “Pledged Indebtedness”.

3.1.7.  Chattel Paper, Instruments, etc.  All chattel paper (whether tangible or electronic), non-negotiable instruments, negotiable instruments, documents, securities and investment property.

3.1.8.  Leases.  All leases of personal property, whether such Pledgor is the lessor or the lessee thereunder.

3.1.9.  Deposit Accounts.  All general or special deposit accounts, including any demand, time, savings, passbook or similar account maintained by such Pledgor with any bank, trust company, savings and loan association, credit union or similar organization, and all money, cash and cash equivalents of such Pledgor, whether or not deposited in any such deposit account.

3.1.10.  Credit Support.  All collateral granted by third parties to, or held by, such Pledgor, and all letter of credit rights (whether or not the letter of credit is evidenced in writing) and other supporting obligations of such Pledgor.

3.1.11.  Books and Records.  All books and records, including books of account and ledgers of every kind and nature, all electronically recorded data (including all computer programs, disks, tapes, electronic data processing media and software used in connection with maintaining such Pledgor’s books and records), all files, correspondence and all containers for the foregoing.

3.1.12.  Insurance.  All insurance policies which insure against any loss or damage to any other Credit Security or which are otherwise owned by such Pledgor.

3.1.13.  Real Property.  All real property and immovable property and fixtures, leasehold interests and easements wherever located, together with all estates and interests of such Pledgor therein, including lands, buildings, stores, manufacturing facilities and other structures erected on such property, fixed plant, fixed equipment and all permits, rights, licenses, benefits and other interests of any kind or nature whatsoever in respect of such real and immovable property.

3.1.14.  Motor Vehicles and Aircraft.  All motor vehicles and aircraft.

3.1.15.  All Other Property.  All other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable.

3.1.16.  Proceeds and Products.  All proceeds, including insurance proceeds, and products of the items of Credit Security described or referred to in Sections 3.1.1 through 3.1.15 and, to the extent not included in the foregoing, all Distributions with respect to the Pledged Securities.

3.1.17.  Excluded Property.  Notwithstanding Sections 3.1.1 through 3.1.16, the payment and performance of the Credit Obligations shall not be secured by:

(a)  any contract, lease, license, permit or franchise that validly prohibits the creation by such Pledgor of a security interest in such contract, lease, license, permit or franchise (or in any rights or property obtained by such Pledgor under such contract, lease, license, permit or franchise); provided, however, that the provisions of this Section 3.1.17 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such contract, lease, license, permit or franchise (or such rights or property) or to the monetary value of the good will and other general intangibles of the Pledgors relating thereto;

(b)  any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; provided, however, that the provisions of this Section 3.1.17 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the good will and other general intangibles of the Pledgors relating thereto;

(c)  any rights or property to the extent that such rights or property secure  purchase money financing therefor (including Capitalized Leases) permitted by the Credit Agreement and the agreements providing such purchase money financing prohibit the creation of a further security interest therein; provided, however, that the provisions of this Section 3.1.17 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the good will and other general intangibles of the Pledgors relating thereto;

(d)  more than 65% of the outstanding voting stock or other voting equity in any Foreign Subsidiary to the extent that the pledge of voting stock or other voting equity above such amount would result in (i) a repatriation of a material amount of foreign earnings under the Code (including the “deemed dividend” provisions of section 956 of the Code) or (ii) a violation by Doe Run Peru or any of its Subsidiaries of the BCP Credit Agreement as in effect on the date hereof;

(e)  any rights or property to the extent that such rights or property secure, as of the date hereof, the payment and performance of the Indebtedness of the Company and its Subsidiaries in respect of the Existing Senior Secured Bonds outstanding on the date hereof immediately after giving effect to the consummation of the Tender Offer and the Exchange Offer; provided, however, that the provisions of this Section 3.1.17 shall not prohibit the security interests created by this Agreement from extending to such rights or property after all such Existing Senior Secured Bonds have been (i) purchased, redeemed or defeased by the Company or any of its Affiliates or (ii) otherwise paid in full and discharged; or

(f)  Margin Stock unless the applicable requirements of Regulations T, U and X of the Board of Governors of the Federal Reserve System have been satisfied.

In addition:  (A) if any Pledgor distributes any asset to a third party as a Distribution permitted by section 6.9 of the Credit Agreement, then such asset shall be released from the Lien of the Credit Security; and (B) if any Pledgor disposes of any asset to any third party in a transaction permitted by section 6.10 of the Credit Agreement, then such asset, but not the proceeds or products thereof, shall be released from the Lien of the Credit Security.

3.2.  Certain Covenants with Respect to Credit Security.  Subject to the Intercreditor Agreements, each Pledgor covenants that:

3.2.1.  Pledged Stock.

(a)  All shares of capital stock, limited partnership interests, membership interests and similar securities included in the Pledged Stock shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable.  Each Pledgor will deliver to the Agent certificates representing any Pledged Stock held by such Pledgor accompanied by a stock transfer power executed in blank and, if the Agent so requests, with the signature guaranteed, all in form and manner reasonably satisfactory to the Agent.  Any Pledged Stock that is not evidenced by a certificate held by such Pledgor will be described in appropriate control statements and UCC financing statements provided to the Agent, all in form and substance reasonably satisfactory to the Agent.  Upon the occurrence and during the continuance of an Event of Default, the Agent may transfer into its name or the name of its nominee any Pledged Stock.  In the event the Pledged Stock includes any Margin Stock, such Pledgor will furnish to the Lenders Federal Reserve Form U-1 and take such other action as the Agent may reasonably request to ensure compliance with applicable laws.

(b)  To the extent that any Pledged Stock pledged by any Pledgor consists of capital stock or similar securities of Doe Run Cayman, such Pledgor shall, forthwith and from time to time at the request of the Agent, deposit with the Agent:  (i) a transfer in substantially the form of Exhibit 3.2.1A in respect of such Pledged Stock, which transfer shall be undated and executed in blank by such Pledgor; (ii) a notice of charge in substantially form of Exhibit 3.2.1B in respect of such Pledged Stock, which notice of charge shall be addressed to Doe Run Cayman and executed by such Pledgor; (iii) a shareholder proxy in substantially the form of Exhibit 3.2.1C in respect of such Pledged Stock, which shareholder proxy shall be undated, issued in favor of the Agent and executed by such Pledgor; and (iv) the resignation of the sole director of Doe Run Cayman, which resignation shall be undated and executed by such director.

(c)  To the extent that any Pledged Stock pledged by any Pledgor consists of participations or similar securities of Doe Run Peru, such Pledgor and Doe Run Peru shall execute any public or private document, and take any other action, necessary to create and perfect the pledge of such Pledged Stock hereunder in accordance with applicable Peruvian law, including the execution of a pledge agreement and public deed in substantially the form of Exhibit 3.2.1D and the due registration of such pledge in the relevant Peruvian public registry promptly after the execution of such public deed.

(d)  Except with the prior written consent of the Agent, no Pledgor shall (i) sell or transfer, or otherwise dispose of (or attempt or agree to sell or transfer, or otherwise dispose of), any Pledged Stock or any interest therein or (ii) permit any Person (other than the Agent, any of its nominees or any Person acquiring such Pledged Stock pursuant to this Agreement) to be registered as, or become, the holder of such Pledged Stock.

(e)  Each Pledgor shall promptly forward to the Agent copies of all material notices, reports, accounts and other documents relating to any Pledged Stock that such Pledgor may receive from time to time (including all notices of meetings of shareholders) in its capacity as a holder of such Pledged Stock.

(f)  No Pledgor shall enter into, or suffer to exist, any agreement or arrangement that prohibits, restricts or conditions the creation of a Lien over the Pledged Stock in favor of the Agent.

(g)  Forthwith upon request by the Agent from time to time, each Pledgor shall obtain and/or give all approvals and/or consents required under applicable law and the Charter and By-laws of such Pledgor in order to permit the acquisition of any Pledged Stock by the Agent, any of its nominees or any other Person pursuant to this Agreement.

3.2.2.  Accounts and Pledged Indebtedness.  Each Pledgor will, immediately upon the receipt thereof, deliver to the Agent any promissory note or similar instrument representing any Account or Pledged Indebtedness, after having endorsed such promissory note or instrument in blank.

3.2.3.  No Liens or Restrictions on Transfer or Change of Control.  All Credit Security shall be free and clear of any Liens and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts, except for Liens permitted by section 6.7 of the Credit Agreement or by this Section 3.2.3.  Without limiting the generality of the foregoing, each Pledgor will in good faith attempt to exclude from agreements, instruments, deeds or leases to which it becomes a party after the date hereof provisions that would prevent such Pledgor from creating a security interest in such agreement, instrument, deed or lease or any rights or property acquired thereunder as contemplated hereby.  None of the Pledged Stock shall be subject to any option to purchase or similar rights of any Person.  Except with the written consent of the Agent, which consent will not be unreasonably withheld, each Pledgor will in good faith attempt to exclude from any agreement, instrument, deed or lease provisions that would restrict the change of control or ownership of the DRAC or any of its Subsidiaries, or the creation of a security interest in the ownership of DRAC or any of its Subsidiaries.

3.2.4.  Jurisdiction of Organization.  Each Pledgor shall at all times maintain its jurisdiction of organization as set forth in exhibit 7.1 to the Credit Agreement as in effect on the date hereof or, so long as such Pledgor shall have taken all steps reasonably necessary to perfect the Lenders security interest in the Credit Security with respect to such new jurisdiction, in such other jurisdiction as such Pledgor may specify by notice actually received by the Agent not less than 10 Business Days prior to such change of jurisdiction of organization.

3.2.5.  Location of Credit Security.  Each Pledgor shall at all times keep its records concerning the Accounts at its chief executive office and principal place of business, which office and place of business shall be as set forth in exhibit 7.1 to the Credit Agreement (as from time to time supplemented in accordance with sections 6.4.1 and 6.4.2 of the Credit Agreement) or, so long as such Pledgor shall have taken all steps reasonably necessary to perfect the Lenders security interest in the Credit Security with respect to such new address, at such other address as such Pledgor may specify by notice actually received by the Agent not less than 10 Business Days prior to such change of address.  No Pledgor shall at any time keep tangible personal property of the type referred to in Section 3.1.1 in any jurisdiction other than the jurisdictions specified in such exhibit 7.1 (as so supplemented) or, so long as such Pledgor shall have taken all steps reasonably necessary to perfect the Lenders security interest in the Credit Security with respect to such other jurisdiction, other jurisdictions as such Pledgor may specify by notice actually received by the Agent not less than 10 days prior to moving such tangible personal property into such other jurisdiction.

3.2.6.  Trade Names.  No Pledgor will adopt or do business under any name other than its name or names designated in exhibit 7.1 to the Credit Agreement (as from time to time supplemented in accordance with sections 6.4.1 and 6.4.2 of the Credit Agreement) or any other name specified by notice actually received by the Agent not less than 10 Business Days prior to the conduct of business under such additional name.

3.2.7.  Insurance.  Each insurance policy included in, or insuring against loss or damage to, the Credit Security, or insuring against liabilities of the Company and its Subsidiaries, shall name the Agent as additional insured party or as loss payee, as the case may be.  No such insurance policy shall be cancelable or subject to termination or reduction in amount or scope of coverage until after at least 30 days’ prior written notice from the insurer to the Agent.  At least 10 days prior to the expiration of any such insurance policy for any reason, the Pledgors shall furnish the Agent with evidence of a renewal or replacement policy and payment of the premiums therefor to the extent due, which evidence shall be reasonably satisfactory to the Required Lenders.  Each Pledgor grants to the Agent full power and authority as its attorney-in-fact, effective upon notice to such Pledgor after the occurrence and during the continuance of an Event of Default, to obtain, cancel, transfer, adjust and settle any such insurance policy and to endorse any drafts thereon.  Any amounts that the Agent receives under any such policy (including return of unearned premiums) when no Event of Default has occurred and is continuing shall be delivered to the Pledgors for (a) the replacement, restoration and maintenance of the Credit Security in the case of property insurance, (b) reimbursing insured liabilities in the case of liability insurance or (c) other corporate purposes permitted under the Credit Documents.  Any such amounts that the Agent receives after the occurrence and during the continuance of an Event of Default shall, at the Agent’s option, be applied to payment of the Credit Obligations or to the replacement, restoration and maintenance of the Credit Security in the case of property insurance or to the reimbursement of insured liabilities in the case of liability insurance.  If any Pledgor fails to provide insurance as required by this Agreement, the Agent may, at its option, purchase such insurance, and such Pledgor will on demand pay to the Agent the amount of any payments made by the Lenders or the Agent for such purpose, together with interest on the amounts so disbursed from five Business Days after the date demanded until payment in full thereof at the Applicable Rate.

3.2.8.  Intellectual Property.  Exhibit 7.3 to the Credit Agreement (as supplemented from time to time in accordance with sections 6.4.1 and 6.4.2 of the Credit Agreement) shall set forth the following items (collectively, the “Intellectual Property”):

(a)  all copyrights owned by the Pledgors that are registered with the United States Copyright Office (or any office maintaining registration of copyrights in any foreign jurisdiction) and all applications for such registration;

(b)  all trademarks and service marks owned by the Pledgors that are registered with the United States Patent and Trademark Office (or any office maintaining registration of trademarks and service marks in any state of the United States of America or any foreign jurisdiction) and all applications for such registration;

(c)  all United States and foreign patents and patent applications owned by the Pledgors; and

(d)  all internet domain names owned by the Pledgors and the registry with which each such domain name is registered.

The Pledgors shall duly authorize, execute and deliver to the Agent separate memoranda of security interests provided by the Required Lenders with respect to the foregoing Intellectual Property for filing in the United States Copyright Office (or any office maintaining registration of copyrights in any foreign jurisdiction), the United States Patent and Trademark Office (or any office maintaining registration of trademarks and service marks in any state of the United States of America or any foreign jurisdiction) or any other applicable office.  Upon (i) the registration of any additional Intellectual Property (or the filing of applications therefor) in such offices, (ii) the filing by the Pledgors of any additional patent application or (iii) the issuance of any additional patent to the Pledgors, the Pledgors shall (at least quarterly, as contemplated by sections 6.4.1 and 6.4.2 of the Credit Agreement) notify the Agent and duly authorize, execute and deliver to the Agent separate memoranda of security interests provided by the Agent and covering such additional Intellectual Property for filing in such offices.

3.2.9.  Deposit Accounts.  Each Pledgor shall keep all its bank and deposit accounts only with the financial institutions listed on exhibit 7.3 to the Credit Agreement

(as from time to time supplemented in accordance with sections 6.4.1 and 6.4.2 of the Credit Agreement).  Upon the request of the Agent, each Pledgor shall use reasonable efforts to cause such financial institutions to enter into account control agreements with the Agent in form and substance reasonably satisfactory to the Required Lenders.

3.2.10.  Commercial Tort Claims.  Exhibit 7.3 to the Credit Agreement (as supplemented from time to time in accordance with sections 6.4.1 and 6.4.2 of the Credit Agreement) shall set forth all commercial tort claim held by the Pledgors and a description, in reasonable detail, of each such commercial tort claim.

3.2.11.  Modifications to Credit Security.  Except with the prior written consent of the Agent, which consent will not be unreasonably withheld, no Pledgor shall amend or modify, or waive any of its rights under or with respect to, any material Accounts, general intangibles, Pledged Securities or leases if the effect of such amendment, modification or waiver would be to reduce the amount of any such items or to extend the time of payment thereof, to waive any default by any other party thereto, or to waive or impair any remedies of the Pledgors or the Lenders under or with respect to any such Accounts, general intangibles, Pledged Securities or leases, in each case other than consistent with past practice in the ordinary course of business and on an arm’s-length basis.  Each Pledgor will promptly give the Agent written notice of any request by any Person for any material credit or adjustment with respect to any Account, general intangible, Pledged Securities or leases.

3.2.12.  Delivery of Documents.  Upon the Agent’s reasonable request, each Pledgor shall deliver to the Agent, promptly upon such Pledgor’s receipt thereof, copies of any agreements, instruments, documents or invoices comprising or relating to the Credit Security.  Pending such request, such Pledgor shall keep such items at its chief executive office and principal place of business (as specified pursuant to Section 3.2.5).

3.2.13.  Perfection of Credit Security.

(a)  This Agreement creates and shall create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in the Credit Security described herein, subject only (in the case of Credit Security other than Pledged Stock) to Liens permitted by section 6.7 of the Credit Agreement.

(b)  The Agent may at any time and from time to time execute and file UCC financing statements, continuation statements and amendments thereto that describe the Credit Security and contain any information required by the UCC or the applicable filing office with respect to any such UCC financing statement, continuation statement or amendment thereof.

(c)  Upon the Agent’s reasonable request from time to time, the Pledgors will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including UCC financing statements, collateral assignments of copyrights, trademarks and patents, mortgages or deeds of trust, notations on certificates of title and written confirmation of the grant of a security interest in commercial tort claims, and will take all such other action, as the Agent deems reasonably necessary for perfecting or otherwise confirming to the Agent the Credit Security or to carry out any other purpose of this Agreement or any other Credit Document.

(d)  In furtherance of the foregoing, the Pledgors shall use reasonable efforts to obtain (i) a written acknowledgment, in form and substance reasonably satisfactory to the Required Lenders, from any bailee having possession of any Credit Security that such bailee holds such Credit Security for the benefit of the Agent and (ii) control of any investment property, deposit accounts, letter of credit rights or electronic chattel paper, with any agreements establishing such control to be in form and substance reasonably satisfactory to the Required Lenders.

3.3.  Administration of Credit Security.  Subject to the Intercreditor Agreements, the Credit Security shall be administered as follows, and if an Event of Default shall have occurred and be continuing, Section 3.4 shall also apply.

3.3.1.  Use of Credit Security.  Until the Agent provides written notice to the contrary, each Pledgor may use, commingle and dispose of any part of the Credit Security in the ordinary course of its business, all subject to section 6.10 of the Credit Agreement.

3.3.2.  Accounts.  To the extent specified by prior written notice from the Agent after the occurrence and during the continuance of an Event of Default, all sums collected or received and all property recovered or possessed by any Pledgor in connection with any Credit Security shall be received and held by such Pledgor in trust for and on the Lenders behalf, shall be segregated from the assets and funds of such Pledgor, and shall be delivered to the Agent for the benefit of the Lenders.  Without limiting the foregoing, upon the Agent’s request after the occurrence and during the continuance of an Event of Default, each Pledgor shall institute depository collateral accounts, lock-box receipts and similar credit procedures providing for the direct receipt of payment on Accounts at a separate address, the segregation of such proceeds for direct payment to the Agent and appropriate notices to Account debtors.  Upon the Agent’s request after the occurrence and during the continuance of an Event of Default, each Pledgor will cause its accounting books and records to be marked with such legends and segregated in such manner as the Agent may specify.

3.3.3.  Distributions on Pledged Securities.

(a)  Until an Event of Default shall occur and be continuing, the respective Pledgors shall be entitled, to the extent permitted by the Credit Documents, to receive and retain all Distributions on or with respect to the Pledged Securities (other than Distributions constituting additional Pledged Securities or liquidating Distributions).  All

Distributions constituting additional Pledged Securities or liquidating Distributions will be retained by the Agent (or if received by any Pledgor shall be held by such Pledgor in trust and shall be immediately delivered by such Pledgor to the Agent in the original form received, endorsed in blank) and held by the Agent as part of the Credit Security.

(b)  If an Event of Default shall have occurred and be continuing, all Distributions on or with respect to the Pledged Securities shall be retained by the Agent (or if received by any Pledgor shall be held by such Pledgor in trust and shall be immediately delivered by such Pledgor to the Agent in the original form received, endorsed in blank) and held by the Agent as part of the Credit Security or applied by the Agent to the payment of the Credit Obligations in accordance with Section 3.4.6.

3.3.4.  Voting Pledged Securities.

(a)  Until an Event of Default shall occur and be continuing and the Agent shall have delivered a notice contemplated by Section 3.3.4(b), the respective Pledgors shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with the terms of any Credit Document, and the Agent will, if so requested, execute appropriate revocable proxies therefor.

(b)  If an Event of Default shall have occurred and be continuing, then, if and to the extent that the Agent shall so notify in writing the Pledgor pledging the Pledged Securities in question, only the Agent shall be entitled to vote or consent or take any other action with respect to such Pledged Securities (and such Pledgor will, if so requested, execute appropriate proxies therefor).

3.4.  Right to Realize upon Credit Security.  Except to the extent prohibited by applicable law that cannot be waived, and subject to the Intercreditor Agreements, this Section 3.4 shall govern the rights of the Lenders and the Agent to realize upon the Credit Security if any Event of Default shall have occurred and be continuing.  Subject to the Intercreditor Agreements, the provisions of this Section 3.4 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document.  In the case of a conflict between this Section 3.4 and any other Credit Document other than the Intercreditor Agreements, this Section 3.4 shall govern.

3.4.1.  Assembly of Credit Security; Receiver.  Each Pledgor shall, upon the Agent’s request, assemble the Credit Security and otherwise make it available to the Agent.  The Agent may have a receiver appointed for all or any portion of the Pledgors’ assets or business which constitutes the Credit Security in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Credit Security in accordance with the terms of the Credit Documents, to continue the operations of the Pledgors and to collect all revenues and profits therefrom to be applied to the payment of the Credit Obligations, including the compensation and expenses of such receiver.

3.4.2.  General Authority.  To the extent specified in written notice from the Agent to any Pledgor, such Pledgor grants the Agent full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of the Agent on behalf of the Lenders and the holders from time to time of any Credit Obligations, but at such Pledgor’s expense):

(a)  to ask for, demand, take, collect, sue for and receive all payments in respect of any Accounts, general intangibles, Pledged Securities or leases which such Pledgor could otherwise ask for, demand, take, collect, sue for and receive for its own use;

(b)  to extend the time of payment of any Accounts, general intangibles, Pledged Securities or leases and to make any allowance or other adjustment with respect thereto;

(c)  to settle, compromise, prosecute or defend any action or proceeding with respect to any Accounts, general intangibles, Pledged Securities or leases and to enforce all rights and remedies thereunder which such Pledgor could otherwise enforce;

(d)  to enforce the payment of any Accounts, general intangibles, Pledged Securities or leases, either in the name of such Pledgor or in its own name, and to endorse the name of such Pledgor on all checks, drafts, money orders and other instruments tendered to or received in payment of any Credit Security;

(e)  to notify the third party payor with respect to any Accounts, general intangibles, Pledged Securities or leases of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to the Agent; provided, however, that whether or not the Agent shall have so notified such payor, such Pledgor will at its expense render all reasonable assistance to the Agent in collecting such items and in enforcing claims thereon; and

(f)  to use, operate, sell, transfer, assign or otherwise deal in or with any Credit Security or the proceeds thereof, as fully as such Pledgor otherwise could do.

3.4.3.  Marshaling, etc.  Neither the Lenders nor the Agent shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Pledgor, any other guarantor or pledgor or any other Person with respect to the payment of the Credit Obligations or to pursue or exhaust any of their rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof.  Neither the Lenders nor the Agent shall be required to marshal the Credit Security or any guarantee of the Credit Obligations or to resort to the Credit Security or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Credit Document shall be cumulative.  To the extent it may lawfully do so, each Pledgor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lenders or the Agent, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Credit Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.  Without limiting the generality of the foregoing, each Pledgor (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of any Lender or the Agent in the Credit Security, (b) waives its rights under all such laws, and (c) agrees that it will not invoke or raise as a defense to any enforcement by any Lender or the Agent of any rights and remedies relating to the Credit Security or the Credit Obligations any legal or contractual requirement with which any Lender or the Agent may have in good faith failed to comply.  In addition, each Pledgor waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Credit Security, including any such right which such Pledgor would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

3.4.4.  Sales of Credit Security.  All or any part of the Credit Security may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that unless the Credit Security to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give the Pledgor granting the security interest in such Credit Security 10 days’ prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Pledgors and the Agent agrees to be reasonable.  At any sale or sales of Credit Security, any Lender or any of its respective officers acting on its behalf, or such Lender’s assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Credit Obligations owed to such Lender as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the respective Pledgors, except for the proceeds of such sale or sales pursuant to Section 3.4.6.  The Pledgors acknowledge that any such sale will be made by the Agent on an “as is” basis with disclaimers of all warranties, whether express or implied (including warranties with respect to title, possession, quiet enjoyment and other similar warranties).  The respective Pledgors will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action, as the Agent shall reasonably request in connection with any such sale.

3.4.5.  Sale without Registration.  If, at any time when the Agent shall determine to exercise its rights hereunder to sell all or part of the securities included in the Credit Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Agent may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Agent may deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense.  Without limiting the generality of the foregoing, in any event the Agent may, in its sole discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof.  Each Pledgor agrees that such manner of disposition is commercially reasonable, that it will upon the Agent’s request give any such purchaser access to such information regarding the issuer of the securities in question as the Agent may reasonably request and that the Lenders and the Agent shall not incur any responsibility for selling all or part of the securities included in the Credit Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law).  Each Pledgor acknowledges that no adequate remedy at law exists for breach by it of this Section 3.4.5 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 3.4.5 may be specifically enforced.

3.4.6.  Application of Proceeds.  Subject to the Intercreditor Agreements, the proceeds of all sales and collections in respect of any Credit Security or other assets of any Pledgor, all funds collected from the Pledgors and any cash contained in the Credit Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

(a)  first, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Agent and the reasonable fees and expenses of its special counsel;

(b)  second, any surplus then remaining to the payment of the Credit Obligations in such order and manner as the Agent may in its reasonable discretion determine; provided, however, that any such payment shall be distributed to the Lenders in accordance with the Credit Agreement and the other Credit Documents; and

(c)  third, any surplus then remaining shall be paid to the Pledgors, subject, however, to any rights of the holder of any then existing Lien who has duly presented to the Agent an authenticated demand for proceeds before the Agent’s distribution of the proceeds is completed.

3.5.  Custody of Credit Security.  Except as provided by applicable law that cannot be waived, the Agent will have no duty as to the custody and protection of the Credit Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Credit Security in its possession.  The Lenders will not be liable or responsible for any loss or damage to any Credit Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Agent acting in good faith.

4.  Future Subsidiaries; Further Assurances.  If, at any time after the date hereof, any Person becomes a Subsidiary of the Company, then the Company will, within five Business Days after such Person becomes a Subsidiary of the Company, cause such Person to join this Agreement as a Guarantor and a Pledgor, in each case pursuant to a joinder agreement in form and substance reasonably satisfactory to the Required Lenders; provided, however, that if such Person becomes a Subsidiary of Doe Run Peru, then such Person will not be required to join this Agreement as a Pledgor.  Each of the Guarantors and the Pledgors will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Agent deems reasonably necessary or advisable to carry out the intent and purpose of this Agreement.

5.  Representations and Warranties.  In order to induce the Lenders to extend credit under the Credit Agreement, each Guarantor represents and warrants that:

5.1.  Organization and Business.  Each Guarantor is a duly organized and validly existing corporation, in good standing under the laws of the jurisdiction of its organization, with all power and authority, corporate or otherwise, necessary (a) to enter into and perform this Agreement and each other Credit Document to which it is a party, (b) to guarantee the Credit Obligations, (c) to grant to the Agent for the benefit of the Lenders the security interest in the Credit Security owned by it to secure the Credit Obligations and (d) to own its properties and carry on the business now conducted or proposed to be conducted by it.  Certified copies of the Charter and By-laws of each Guarantor have been previously delivered to the Agent and are correct and complete.

5.2.  Authorization and Enforceability.  Each Guarantor has taken all action, corporate or otherwise, required to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party.  Each of this Agreement and each other Transaction Document to which any Guarantor is party constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

5.3.  No Legal Obstacle to Agreements.  Neither the execution, delivery and performance of this Agreement or any other Transaction Document, nor the making of any borrowing under the Credit Agreement, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Transaction Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in or contemplated by this Agreement or any other Transaction Document, has constituted or resulted, or will constitute or result, in:

(a)  any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Guarantor is a party or by which it is bound, or of the Charter or By-laws of any Guarantor;

(b)  the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any Guarantor;

(c)  the creation under any agreement, instrument, deed or lease of Lien (other than Liens on the Credit Security which secure the Credit Obligations and Liens permitted by section 6.7 of the Credit Agreement) upon any of the assets of any Guarantor; or

(d)  any redemption , retirement or other repurchase obligation of any Guarantor under any Charter, By-law, agreement, instrument, deed or lease.

Except (A) for filings necessary to perfect the Agent’s security interest in the Credit Security and (B) as set forth on exhibit 7.9 to the Credit Agreement with respect to the transfer by the Company to Doe Run Buick of the Buick Assets as required by section 6.19 of the Credit Agreement, no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Guarantor in connection with the execution, delivery and performance of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, the making of any borrowing under the Credit Agreement, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security.

5.4.  Litigation.  Except as set forth on exhibit 7.7 to the Credit Agreement, no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of any Guarantor, threatened which (a) involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Change or (b) seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Transaction Document.  No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds any Guarantor which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

6.  Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of the Lenders and the Agent and their respective successors and assigns and shall be binding upon the Guarantors and the Pledgors and their respective successors and assigns.  No Guarantor or Pledgor may assign its rights or obligations under this Agreement without the written consent of the Agent.

7.  Notices.  Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing.  Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, unless actual receipt of the notice is required by this Agreement, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

If to any Guarantor or Pledgor, to it at its address set forth on the signature page to this Agreement, to the attention of its chief financial officer, with a copy to The Renco Group, Inc., 30 Rockefeller Center, 42nd Floor, New York, NY 10112, telecopy number (212) 541-6197, to the attention of its chief financial officer.

If to the Agent, to it at Regiment Capital Advisors, L.L.C., 70 Federal Street, Boston, MA 02110, telecopy number (617) 488-1660, to the attention of Timothy Peterson, with a copy to Ropes & Gray, One International Place, Boston, MA 02110, telecopy number (617) 951-7050, to the attention of Collin J. Beecroft, Esq.

8.  Course of Dealing; No Implied Waivers; Waivers and Amendments.  No course of dealing between any Lender or the Agent, on one hand, and any Guarantor, any Pledgor or any other Obligor, on the other hand, shall operate as a waiver of any of the rights of the Lenders or the Agent under this Agreement or any other Credit Document or with respect to the Credit Obligations.  In particular, no delay or omission on the part of any Lender or the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  No waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by the Required Lenders or the Agent.

9.  General Provisions.

9.1.  Defeasance.  When all Credit Obligations have been paid, performed and reasonably determined by the Agent to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company under the Credit Agreement or any other Credit Document, this Agreement shall terminate and, at the Company’s written request, accompanied by such certificates and other items as the Agent shall reasonably deem necessary, the Credit Security shall revert to the Pledgors and the right, title and interest of the Lenders and the Agent therein shall terminate.  Thereupon, on the Pledgors’ demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Pledgors any Credit Security then in its possession; provided, however, that Sections 2.2 and 9 shall survive the termination of this Agreement.

9.2.  No Strict Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions.  In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

9.3.  Certain Acknowledgments.  Each of the Guarantors and the Pledgors acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)  neither any Lender nor the Agent has any fiduciary relationship with or duty to the Obligors arising out of or in connection with this Agreement or any other Credit Document, and the relationship between the Obligors, on one hand, and the Lenders and the Agent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Obligors and the Lenders.

9.4.  Venue; Service of Process. Each of the Guarantors, the Pledgors and the Agent:

(a)  irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

(b)  waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement or any other Credit

Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

(c)  consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 7 is reasonably calculated to give actual notice; and

(d)  waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

9.5.  WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE GUARANTORS, THE PLEDGORS AND THE AGENT WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.  Each of the Guarantors and the Pledgors acknowledges that it has been informed by the Agent that the foregoing sentence constitutes a material inducement upon which each of the Lenders has relied, is relying and will rely in entering into the Credit Agreement and any other Credit Document.  Any Guarantor, any Pledgor, any Lender or the Agent may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Guarantors, the Pledgors and the Agent to the waiver of their rights to trial by jury.

9.6.  Interpretation; Governing Law; etc.  Time is (and shall be) of the essence in this Agreement and the other Credit Documents.  All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender or the Agent on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof.  The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement, the other Credit Documents and the Warrant Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter.  This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument.  This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or any other Credit Document or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

[The remainder of this page is intentionally blank.]

[Guarantee and Security Agreement]

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

DR ACQUISITION CORP.

By:	/s/ Marvin Kaiser
Title: Vice President

DR Acquisition Corp.
c/o The Renco Group, Inc.
30 Rockefeller Center
42nd Floor
New York, NY 10112
Telecopy: (212) 541-6197

THE DOE RUN RESOURCES CORPORATION

By:	/s/ Marvin Kaiser
Title: Executive Vice President

The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, MO 63146
Telecopy: (314) 453-7178

DOE RUN CAYMAN LTD.

By:	/s/ Marvin Kaiser
Title: Vice President

Doe Run Cayman Ltd.
c/o The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, MO 63146
Telecopy: (314) 453-7178

DOE RUN PERU S.R.L.

By:	/s/ Marvin Kaiser
Title: Executive Vice President

Doe Run Peru S.R.L.
c/o The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, MO 63146
Telecopy: (314) 453-7178

DOE RUN DEVELOPMENT S.A.C.

By:	/s/ Marvin Kaiser
Title: Executive Vice President

Doe Run Development S.A.C.
c/o The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, MO 63146
Telecopy: (314) 453-7178

DR LAND HOLDINGS, LLC

By:	/s/ Marvin Kaiser
Title: Manager

DR Land Holdings, LLC
c/o The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, MO 63146
Telecopy: (314) 453-7178

FABRICATED PRODUCTS, INC.

By:	/s/ Marvin Kaiser
Title: Vice President

Fabricated Products, Inc.
c/o The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, MO 63146
Telecopy: (314) 453-7178

THE BUICK RESOURCE RECYCLING FACILITY LLC

By:	/s/ Marvin Kaiser
Title: CFO

The Buick Resource Recycling Facility LLC
c/o The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, MO 63146
Telecopy: (314) 453-7178

REGIMENT CAPITAL ADVISORS, L.L.C., as Agent under the Credit Agreement

By:	/s/ Timothy Peterson
Name:	Timothy Peterson
Title:	President

Exhibit 3.2.1A

DOE RUN CAYMAN LTD.

Share Transfer Certificate

We, The Doe Run Resources Corporation (the “Transferor”), for good and valuable consideration received by us from

                                        (the “Transferee”), do hereby:

(1)     transfer to the Transferee thirteen (13) shares of US$1.00 par value (the “Shares”) standing in our name in the register of members of the Company to hold unto the Transferee, its executors, administrators and assigns, subject to the several conditions on which we held the same at the time of execution of this Share Transfer Certificate; and

(2)     consent that our name remains on the register of members of the Company until such time as the Company enters the Transferee’s name in the register of members of the Company.

And we, the Transferee, do hereby agree to take the Shares subject to the same conditions.

Signed by the Transferor on the

       day of                                    , 20

in the presence of:

Witness	Transferor

Signed by the Transferee on the

       day of                                    , 20

in the presence of:

Witness	Transferee

Exhibit 3.2.1B

NOTICE OF PLEDGE

October      , 2002

To:	The Directors, Doe Run Cayman Ltd.
PO Box 309GT, Ugland House
South Church Street, George Town
Grand Cayman, Cayman Islands

Dear Sirs:

Re:  Guarantee and Security Agreement

We hereby notify you that pursuant to a Guarantee and Security Agreement dated the 29th day of October, 2002 (the “Charge”) among The Doe Run Resources Corporation, its subsidiaries from time to time party thereto and Regiment Capital Advisors, L.L.C., as agent (the “Agent”), the Pledgor (as defined in the Charge) has granted a first priority security interest over the thirteen (13) shares standing in its name in Doe Run Cayman Ltd. and represented by certificate number 5 in the register of members of Doe Run Cayman Ltd. and, at any time after the Agent notifies you that an Event of Default (as defined in the Charge) has occurred and is continuing, you are hereby instructed to take such steps to register the Agent or its nominee as the registered holder of the shares pursuant to the Charge.

Yours faithfully,

for and on behalf of

The Doe Run Resources Corporation

Exhibit 3.2.1C

IRREVOCABLE PROXY

DOE RUN CAYMAN LTD.

The undersigned, The Doe Run Resources Corporation, being the registered legal owner of thirteen (13) issued shares of US$1.00 par value (the “Shares”) in the share capital of Doe Run Cayman Ltd. (the “Company”), a company incorporated in the Cayman Islands, hereby makes, constitutes and appoints Regiment Capital Advisors, L.L.C. (the “Attorney”), as the true and lawful attorney and proxy of the undersigned with full power to appoint a nominee or nominees to act hereunder from time to time and to vote the Shares represented by the Share Certificate(s) of the Company at all general meetings of shareholders of the Company with the same force and effect as the undersigned might or could do and to requisition and convene a meeting or meetings of the shareholders of the Company for the purpose of appointing or confirming the appointment of new directors of the Company and/or such other matters as may in the opinion of the Attorney be necessary or desirable for the purpose of implementing and/or enforcing the rights of the Attorney pursuant to the Charge referred to below and the undersigned hereby ratifies and confirms all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The Shares have been charged to the Attorney pursuant to a Guarantee and Security Agreement dated October 29, 2002 among The Doe Run Resources Corporation, its subsidiaries from time to time party thereto and the Attorney (the “Charge”).

This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable, provided that unless and until the occurrence of an Event of Default as defined in the Credit Agreement (as defined in the Charge) the Attorney may not exercise any powers granted under this power and proxy.

This power and proxy shall terminate with no further effect upon the release of the Charge pursuant to the terms thereof.

IN WITNESS whereof this instrument has been duly executed as a Deed this

SIGNED, SEALED and	)
DELIVERED by	)
as attorney in fact for	)
The Doe Run Resources Corporation	)
In the presence of:

Witness

Exhibit 3.2.1D

PERUVIAN PLEDGE AGREEMENT